Exhibit 99.1

News Release

Inpixon Reports 2022 Financial Results and Provides Business Update

Inpixon Reports 21% Growth in Revenue to $19.4 Million for the 2022 Fiscal Year

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., March 30, 2023 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today provided a business update and reported financial results for the fiscal year ended December 31, 2022.

“We completed 2022 with a 21% increase in revenue. We also implemented initiatives to reduce our operating expenses and overhead costs and remain actively committed to pursuing meaningful opportunities that will provide our shareholders with additional value,” commented Nadir Ali, CEO of Inpixon. “The recently completed spin-off of our workplace experience products and business, which was a primary focus of the company during the second half of 2022, will allow Inpixon shareholders that were eligible to participate in the distribution to share in the potential upside of an investment in two separate and independent public companies. We believe this transaction was a significant accomplishment structured for the benefit of our shareholders. To the same end, we are also actively pursuing other opportunities for the remainder of our business that we believe will increase total enterprise value. Inpixon also continues to be recognized as an industry leading provider for indoor location services. For the fifth consecutive year, Inpixon has been recognized in the Gartner® Magic Quadrant™ for Indoor Location Services report1, with this year marking the second consecutive year being named a Leader in the industry. Moving forward into 2023, we will continue to focus on accelerating the growth of our real-time location system (RTLS) business and further penetrating the market which is projected to reach $12.7 billion by 2026, a CAGR of 26.5%, according to research firm MarketsandMarkets.

“Over the years, we have developed expertise in advanced technologies which allows us to support the digital transformation underway in many industries. Our full-stack industrial RTLS allows customers to locate, learn, and leverage business and operational intelligence to reduce costs, grow revenue, and increase productivity. This is done by creating a connected, visible, and automated industrial workflow with our industrial IoT (IIoT) platform, location-aware sensors, digital twins and advanced applications, which are scalable, flexible, and intelligent. Given our ability to address a wide variety of important use cases, we have secured new customers and numerous purchase orders during the year. We believe the breath of our software and hardware products that make up our RTLS solution sets us apart from others in the market. We believe we are at the forefront of this industry and well positioned to take advantage of the vast opportunities. We look forward to achieving additional milestones in 2023 for our RTLS business.”

Business Highlights

●	Completed distribution of workplace experience app business and business combination with CXApp Inc. (formerly KINS Technology Group Inc.).

●	Named Leader in 2023 Gartner® Magic Quadrant™ for Indoor Location Services.

●	Secured a purchase order valued at over $1 million for Inpixon’s RTLS products from a leading transportation and industrial equipment provider.

●	Announced a collaboration agreement with Schauenburg Systems, an original-equipment manufacturer of mine safety systems and equipment, to sell Inpixon’s real-time location technologies.

●	Achieved FCC, ISED Certifications and established CE status for Inpixon Swarm Chirp V3.

●	Joined SAP® Partner Program, offering location intelligence for advanced RTLS-enabled industrial automation.

1	Gartner Magic Quadrant for Indoor Location Services, Tim Zimmerman, Annette Zimmermann, February 21, 2023.

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Financial Results

Revenues for the year ended December 31, 2022 were $19.4 million compared to $16.0 million for the comparable period in the prior year for an increase of approximately $3.4 million, or approximately 21%. This increase is primarily attributable to an increase in Indoor Intelligence sales, including $2.6 million from smart office app sales and $0.9 million from real time location-based technologies. Gross profit for the year ended December 31, 2022, was $13.9 million compared to a gross profit of $11.6 million for the 2021 fiscal year, representing an increase of 20%. The gross profit margin for the year ended December 31, 2022 was 72% compared to 73% for the year ended December 31, 2021. This lower margin is primarily due to the sales mix during the year. Net loss attributable to stockholders for the year ended December 31, 2022 was $63.4 million compared to $69.2 million for the comparable period in the prior year. This decrease in loss of approximately $5.8 million was primarily attributable to the decrease in operating expenses of $13.7 million and the higher gross margin of $2.3 million offset by an increase in other loss of $10.9 million.

Non-GAAP Adjusted EBITDA for the year ended December 31, 2022 was a loss of $26.6 million compared to a loss of $29.6 million for the prior year period. Non-GAAP Adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, depreciation, and amortization plus adjustments for other income or expense items, non-recurring items and non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the year ended December 31, 2022 was $12.25 compared to a loss of $18.77 per share for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including impairment of goodwill and intangibles, provision for valuation allowance on notes, and acquisition costs.

These financial results for 2022 are based on information available to management as of the date of this press release, and may be subject to further changes upon completion of the Company’s quarterly and year-end operational and financial closing procedures.

Conference Call

Inpixon management will host a conference call today at 4:30 p.m. Eastern Time to discuss the company’s financial results for the fiscal year ended December 31, 2022, as well as to review the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 888-506-0062 for U.S. callers or 973-528-0011 for international callers and entering access code 246549. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/47912 or on the company’s Investor Relations section of the website, ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through March 30, 2024. A telephone replay of the call will be available approximately one hour following the call, through April 6, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 47912.

Gartner Disclaimer

Gartner and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of the Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

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About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and industrial real-time location system (RTLS) solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, and Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19, global conflicts, inflation and other global events on Inpixon’s results of operations and global supply chain constraints, Inpixon’s ability to integrate the products and business from acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Contacts

General inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications for Inpixon
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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INPIXON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	December 31, 2022	December 31, 2021

ASSETS
Current Assets
Cash and cash equivalents	$20,235	$52,480
Accounts receivable, net of allowances of $231 and $272, respectively	3,227	3,218
Other receivables	359	321
Inventory, net	2,442	1,976
Short-term investments	-	43,125
Note receivable	150	-
Prepaid assets and other current assets	3,453	4,842
Total Current Assets	29,866	105,962

Property and equipment, net	1,266	1,442
Operating lease right-of-use asset, net	1,212	1,736
Software development costs, net	1,752	1,792
Investment in equity securities	330	1,838
Long-term investments	716	2,500
Intangible assets, net	22,283	33,478
Goodwill,net	-	7,672
Other assets	210	253
Total Assets	$57,635	$156,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,557	$2,414
Accrued liabilities	4,355	10,665
Operating lease obligation, current	477	643
Deferred revenue	3,485	4,805
Short-term debt	13,643	3,490
Acquisition liability	197	5,114
Total Current Liabilities	24,714	27,131

Long Term Liabilities
Operating lease obligations, noncurrent	778	1,108
Other liabilities, noncurrent	28	28
Acquisition liability, noncurrent	--	220
Total Liabilities	25,520	28,487

Commitments and Contingencies	--	--

Mezzanine Equity
Series 7 Convertible Preferred Stock - 58,750 shares authorized; zero and 49,250 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	--	44,695
Series 8 Convertible Preferred Stock - 53,197.7234 shares authorized; zero issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	--	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized.
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued, and 1 outstanding as of December 31, 2022 and December 31, 2021, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued, and 126 outstanding as of December 31, 2022 and December 31, 2021, respectively.	--	--
Common Stock - $0.001 par value; 500,000,000 shares authorized; 3,570,894 and 1,730,141 issued and 3,570,893 and 1,730,140 outstanding as of December 31, 2022 and December 31, 2021, respectively.	4	2
Additional paid-in capital	346,668	332,761
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	1,061	44
Accumulated deficit	(314,841)	(250,309)
Stockholders’ Equity Attributable to Inpixon	32,197	81,803

Non-controlling interest	(82)	1,688

Total Stockholders’ Equity	32,115	83,491

Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$57,635	$156,673

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INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Years Ended
	December 31,
	2022	2021

Revenues	$19,418	$15,995
Cost of Revenues	5,489	4,374

Gross Profit	13,929	11,621

Operating Expenses
Research and development	17,661	14,121
Sales and marketing	8,872	8,261
General and administrative	26,060	41,478
Acquisition related costs	426	1,248
Impairment of goodwill and intangibles	12,199	14,789
Amortization of intangibles	5,411	4,467
Total Operating Expenses	70,629	84,364

Loss from Operations	(56,700)	(72,743)

Other Income (Expense)
Interest (expense)/ income, net	(673)	1,183
Loss on exchange of debt for equity	--	(30)
Benefit for valuation allowance on related party loan - held for sale	--	7,345
Other income/(expense)	692	(47)
Gain on related party loan - held for sale	--	49,817
Unrealized loss on equity securities	(7,904)	(57,067)
Unrealized loss on equity method investment	(1,784)	--
Total Other Income (Expense)	(9,669)	1,201

Net Loss, before tax	(66,369)	(71,542)
Income tax benefit	65	1,412
Net Loss	(66,304)	(70,130)

Net Loss Attributable to Non-controlling Interest	(2,910)	(975)

Net Loss Attributable to Stockholders of Inpixon	$(63,394)	$(69,155)
Accretion of Series 7 preferred stock	(4,555)	(8,161)
Accretion of Series 8 Preferred Stock	(13,090)	--
Deemed dividend for the modification related to Series 8 Preferred Stock	(2,627)	--
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	1,469	--
Amortization premium- modification related to Series 8 Prefered Stock	2,627	--

Net Loss Attributable to Common Stockholders	$(79,570)	$(77,316)

Net Loss Per Share - Basic and Diluted	$(34.12)	$(51.18)

Weighted Average Shares Outstanding
Basic and Diluted	2,332,041	1,510,678

Comprehensive Loss
Net Loss	$(66,304)	$(70,130)
Unrealized foreign exchange gain (loss) from cumulative translation adjustments	1,017	(617)
Comprehensive Loss	$(65,287)	$(70,747)

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INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	December 31,
	2022	2021

Cash Flows Used In Operating Activities
Net loss	$(66,304)	$(70,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,374	1,344
Amortization of intangible assets	6,082	5,107
Amortization of right of use asset	706	677
Stock options and restricted stock awards granted to employees and consultants for services	3,656	10,879
Earnout payment expense	(2,827)	6,524
Loss on exchange of debt for equity	--	30
Amortization of debt discount	489	224
Accrued interest income, related party	(278)	(1,627)
Provision for doubtful accounts	(32)	121
Unrealized gain/(loss) on note	1,707	(92)
Provision for inventory obsolescense	10	300
Recovery for valuation allowance held for sale loan	--	(7,345)
Gain on settlement of related party promissory note	--	(49,817)
Deferred income tax	(1)	(2,593)
Unrealized loss on equity securities	7,904	57,067
Impairment of goodwill and intangibles	12,199	14,789
Loss on disposal of property and equipment	1	24
Realized gain on sale of equity securities	151	--
Unrealized loss on equity method investment	1,784	--
Gain on conversion of note receivable	(791)	--
Other	211	235

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(115)	(313)
Inventory	(565)	(112)
Prepaid expenses and other current assets	1,375	(4,006)
Other assets	33	199
Accounts payable	182	391
Accrued liabilities	858	490
Income tax liabilities	119	16
Deferred revenue	(1,214)	817
Operating lease obligation	(677)	(658)
Other liabilities	--	328
Net Cash Used in Operating Activities	$(33,963)	$(37,131)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(245)	(346)
Investment in capitalized software	(948)	(1,019)
Purchase of short term investments	--	(2,000)
Sales of short term investments	--	2,000
Purchases of treasury bills	--	(63,362)
Sales of treasury bills	43,001	28,000
Sales of equity securities	229	--
Purchase of convertible note	(5,500)	--
Issuance of note receivable	(150)	--
Investment in Systat licensing agreement	--	(900)
Purchase of intangible assets	--	(4)
Acquisition of Intranav	--	(1,023)
Acquisition of Game Your Game	--	184
Acquisition of CXApp	--	(14,977)
Acquisition of Visualix	--	(61)
Net Cash Provided by (Used in) Investing Activities	$36,387	$(53,508)

Cash From Financing Activities
Net proceeds from issuance of preferred stock and warrants	$46,906	$50,585
Net proceeds from issuance of common stock and warrants	--	77,852
Net proceeds from promissory note	12,339	--
Taxes paid related to net share settlement of restricted stock units	(336)	(1,855)
Loans to related party	--	(117)
Net proceeds for registered direct offering	14,088	--
Common shares issued for net proceeds from warrants	1	--
Cash paid for redemption of preferred stock series 7	(49,250)	--
Cash paid for redemption of preferred stock series 8	(53,198)	--
Repayment of CXApp acquisition liability	(5,136)	(461)
Repayment of acquisition liability to Nanotron shareholders	--	(467)
Repayment of acquisition liability to Locality shareholders	--	(500)
Net Cash (Used in) Provided By Financing Activities	$(34,586)	$125,037

Effect of Foreign Exchange Rate on Changes on Cash	(83)	86

Net (Decrease) Increase in Cash and Cash Equivalents	(32,245)	34,484

Cash and Cash Equivalents - Beginning of year	52,480	17,996

Cash and Cash Equivalents - End of year	$20,235	$52,480

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Reconciliation of Non-GAAP Financial Measures:

	For the Years Ended December 31,
(In thousands)	2022	2021

Net loss attributable to common stockholders	$(79,570)	$(77,316)
Interest expense/(income), net	673	(1,183)
Income tax benefit	(65)	(1,412)
Depreciation and amortization	7,456	6,451
EBITDA	(71,506)	(73,460)
Adjusted for:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	30
Recovery for valuation allowance on held for sale loan	-	(7,345)
Gain on related party loan held for sale	-	(49,817)
Unrealized loss on equity securities	7,904	57,067
Unrealized loss on equity method investment	1,784	-
Acquisition transaction/financing costs	426	1,248
Earnout compensation expense	-	6,524
Professional service fees	8	1,366
Accretion of series 7 preferred stock	4,555	8,161
Accretion of series 8 preferred stock	13,090	-
Deemed dividend modification Series 8 preferred stock	2,627	-
Deemed contribution modification of warrants	(1,469)	-
Amortization premium modification of Series 8 preferred stock	(2,627)	-
Impairment of goodwill and intangible assets	12,199	14,789
Unrealized gains on notes and loans	1,707	241
Bad debts expense/provision	(31)	121
Reserve for inventory obsolescence	1	300
Stock-based compensation – compensation and related benefits	3,656	10,879
Severance costs	250	294
Restructuring Costs	845	-
Adjusted EBITDA	$(26,581)	$(29,602)

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	For the Years Ended December 31,
(In thousands, except share data)	2022	2021

Net loss attributable to common stockholders	$(79,570)	$(77,316)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	30
Recovery for valuation allowance on held for sale loan	-	(7,345)
Gain on related party loan held for sale	-	(49,817)
Unrealized loss on equity securities	7,904	57,067
Unrealized loss on equity method investment	1,784	-
Acquisition transaction/financing costs	426	1,248
Earnout compensation expense	-	6,524
Professional service fees	8	1,366
Accretion of series 7 preferred stock	4,555	8,161
Accretion of series 8 preferred stock	13,090	-
Deemed dividend modification Series 8 preferred stock	2,627	-
Deemed contribution modification of warrants	(1,469)	-
Amortization premium modification of Series 8 preferred stock	(2,627)	-
Impairment of goodwill and intangible assets	12,199	14,789
Unrealized gains on notes and loans	1,707	241
Bad debts expense/provision	(31)	121
Reserve for inventory obsolescence	1	300
Stock-based compensation – compensation and related benefits	3,656	10,879
Severance costs	250	294
Restructuring costs	845	-
Amortization of intangibles	6,082	5,107
Proforma non-GAAP net loss	$(28,563)	$(28,351)
Proforma non-GAAP net loss per basic and diluted common share	$(12.25)	$(18.77)
Weighted average basic and diluted common shares outstanding	2,332,041	1,510,678

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